                                                                    EXHIBIT 10.2


                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT, entered into as of the 1st day of January, 2000, by and between Southern Financial Bancorp, Inc., a Virginia corporation, (the "Corporation"), and Georgia S. Derrico (the "Executive").


                                   WITNESSETH:

         WHEREAS, the Corporation desires to retain the services of Executive on the terms and conditions set forth herein and, for purpose of effecting the same, the Board of Directors of the Corporation has approved this Employment Agreement and authorized its execution and delivery on the Corporation's behalf to the Executive; and

         WHEREAS, the Executive is presently the duly elected and acting Chairman and Chief Executive Officer of the Corporation and, as such, is a key executive officer of the Corporation whose continued dedication, availability, advice and counsel to the Corporation is deemed important to the Board of Directors of the Corporation, the Corporation and its stockholders;

         WHEREAS, the services of the Executive, her experience and knowledge of the affairs of the Corporation, and her reputation and contacts in the industry are extremely valuable to the Corporation; and

         WHEREAS, the Corporation wishes to attract and retain such well-qualified executives and it is in the best interests of the Corporation and of the Executive to secure the continued services of the Executive; and

         WHEREAS, the Corporation considers the establishment and maintenance of a sound and vital management to be part of its overall corporate strategy and to be essential to protecting and enhancing the best interests of the Corporation and its stockholders;

         NOW, THEREFORE, to assure the Corporation of the Executive's continued dedication, the availability of her advice and counsel to the Board of Directors of the Corporation, and to induce the Executive to remain and continue in the employ of the Corporation and for other good and valuable consideration, the receipt and adequacy whereof each party hereby acknowledges, the Corporation and the Executive hereby agrees as follows:

         1. EMPLOYMENT: (a) The Corporation agrees to continue to employ the Executive as Chief Executive Officer and the Executive agrees to serve the Corporation upon the terms and conditions herein provided for the period beginning on the date hereof and ending on December 31, 2004. The Executive also shall serve as the Chairman and Chief Executive Officer of Southern Financial Bank, a wholly owned subsidiary of the Corporation (the "Bank"). The Executive agrees to perform such managerial duties and responsibilities as shall be assigned to her by the Boards of Directors of the Corporation and the Bank. The Executive shall devote her full time and attention to the discharge of the duties undertaken by her hereunder.


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         (b) References in this Agreement to services rendered for the
Corporation and compensation and benefits payable or provided by the Corporation shall include services rendered for and compensation and benefits payable or provided by any Affiliate. References in this Agreement to the "Corporation" also shall mean and refer to each Affiliate for which Employee performs services. References in this Agreement to "Affiliate" shall mean any business entity that, directly or indirectly, through one or more intermediaries, is controlled by the Corporation.

         (c) The provisions of this Agreement supersede the provisions of any previously existing employment agreement or agreement providing change of control benefits between Employee and the Corporation and/or any Affiliate.

         2. RENEWAL: On December 31, 2000, and on December 31 of each of the succeeding two (2) years thereafter, the term of this Agreement and all its terms and provisions shall be automatically extended for one additional year, unless terminated in accordance with the provisions of Section 8 or Section 9. If Executive's employment by the Corporation terminates, her employment by the Bank shall terminate automatically at the same time.

         3. EXECUTIVE DUTIES: Executive agrees that, during the term of her employment under this Agreement and in her capacity as Chief Executive Officer, she will devote her full business time and energy to the business, affairs and interests of the Corporation and serve it diligently and to the best of her ability. The services and duties to be performed by Executive shall be those appropriate to her office and title as currently and from time to time hereafter specified in the Corporation's by-laws or otherwise specified by its Board of Directors.

         4. COMPENSATION: (a) The Corporation agrees to pay Executive, and Executive agrees to accept, as compensation for all services rendered by her to the Corporation during the period of her employment under this Agreement, base salary at the annual rate of One Hundred Ninety-Five Thousand Dollars ($195,000.00), which shall be payable in monthly, semi-monthly or bi-weekly installments in conformity with Corporation's policy relating to salaried employees. Such salary may be increased in the sole and absolute discretion of the Corporation's Board of Directors or Committee thereof duly authorized by the Board to so act; provided, however, that said annual salary after being so increased, shall not be decreased without prior written consent of Executive.

         (b) The Board of Directors, in its discretion, may authorize bonus payments to Executive for any year or part thereof.

         (c) The Corporation shall withhold state and federal income taxes, social security taxes and such other payroll deductions as may from time to time be required by law or agreed upon in writing by Employee and the Corporation. The Corporation shall also withhold and remit to the proper party any amounts agreed to in writing by the Corporation and the Employee for participation in any corporate sponsored benefit plans for which a contribution is required.

         (d) Except as otherwise expressly set forth hereunder, no compensation shall be paid pursuant to this Agreement in respect of any month or portion thereof subsequent to any termination of Employee's employment by the Corporation.


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         5. PARTICIPATION IN BENEFIT PLANS, REIMBURSEMENT OF BUSINESS EXPENSES
AND MOVING EXPENSES: (i) During the term of employment under this Agreement, Executive shall be entitled to participate in any pension, group insurance, hospitalization, deferred compensation or other benefit, bonus or incentive plans of the Corporation presently in effect (including, without limitation, the Corporation's stock option plans) or hereafter adopted by the Corporation and generally available to any employees of senior executive status, and, additionally, Executive shall be entitled to have the use of Corporation's facilities and executive benefits as are customarily made available by the Corporation to its executive officers.

                  (ii) During the term of this Agreement, to the extent that such expenditures are substantiated by the Executive as required by the policies of the Corporation, the Corporation shall reimburse the Executive promptly for all expenditures (including travel, entertainment, parking, business meetings, and the monthly costs, including dues, of maintaining memberships at appropriate clubs) made in accordance with rules and policies established from time to time by the Board of Directors of the Corporation in pursuance and furtherance of the Corporation's business and good will.

                  (iii) During the term of this Agreement, in the event that the Corporation relocates its principal executive offices to a location outside of Fauquier County, Virginia, or the Corporation's Board of Directors requires the Executive to be based anywhere other than the Corporation's principal executive offices, the Corporation shall pay (or reimburse the Executive for) all reasonable moving expenses incurred by her relating to a change of her principal residence in connection with such relocation and indemnify the Executive against any loss realized in the sale of her principal residence in connection with any such change of residence.

         6. DISABILITY: The Corporation may terminate Employee's employment under this Agreement, after having established the Employee's disability by giving to the Employee written notice of its intention to terminate her employment for disability and her employment with the Corporation shall terminate effective on the 90th day after receipt of such notice if within 90 days after such receipt the Employee shall fail to return to the full-time performance of the essential functions of her position (and if the Employee's disability has been established pursuant to the definition of "disability" set forth below). For purposes of this Agreement, "disability" means either (i) disability which after the expiration of more than 13 consecutive weeks after its commencement is determined to be total and permanent by a physician selected and paid for by the Corporation or its insurers, and acceptable to the Employee or her legal representative, which consent shall not be unreasonably withheld or
(ii) disability as defined in the policy of disability insurance maintained by the Corporation or its Affiliates for the benefit of the Employee, whichever shall be more favorable to the Employee. Notwithstanding any other provision of this Agreement, the Corporation shall comply with all requirements of the Americans with Disabilities Act, 42 U.S.C. Section 12101 et. seq.

         7. DEATH: This Agreement shall terminate upon death of the Employee; provided, however, that in such event the Corporation shall pay to the estate of the Employee the compensation including salary and accrued bonus, if any, which otherwise would be payable to the Employee through the end of the month in which her death occurs.


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         8. TERMINATION WITHOUT CAUSE/RESIGNATION FOR GOOD REASON:

         (a) The Board of Directors of the Corporation may, without Cause (as hereafter defined), terminate the Executive's employment under this Agreement at any time in any lawful manner by giving not less than thirty (30) days written notice to the Executive. The Executive may resign for Good Reason (as hereafter defined) at any time by giving not less than thirty (30) days written notice to the Corporation. If the Corporation terminates the Executive's employment without Cause or the Executive resigns for Good Reason, then in either event:

                  (i) The Executive shall be paid a lump sum within thirty (30) days of the date her employment terminates equal to the sum of (A) her salary through the date of termination, (B) any bonus earned by Executive, but not paid on the date her employment terminates, and (C) an amount equal to the last bonus paid to the Executive before her employment terminates, multiplied by a fraction, the numerator of which is the number of days that elapse between January 1 of the year in which her employment terminates and the date her employment terminates, and the denominator of which is three hundred sixty-five
(365).

                  (ii) The Executive shall be paid for the remainder of the then current term of this Agreement, at such times as payment was theretofore made, the salary required under Section 4(a) that the Executive would have been entitled to receive during the remainder of the then current term of this Agreement had such termination not occurred;

                  (iii) Within thirty (30) days after her employment terminates, the Executive shall be paid an amount equal to three times the highest annual bonus paid to her during the three calendar years that precede the date that her employment terminates;

                  (iv) The Corporation shall maintain in full force and effect for the continued benefit of the Executive for the remainder of the then current term of this Agreement, all employee welfare benefit plans and programs or arrangements in which the Executive was entitled to participate immediately prior to such termination, provided that continued participation is possible under the general terms and provisions of such plans and programs. In the event that Executive's participation in any such plan or program is barred, the Corporation shall arrange to provide the Executive with benefits substantially similar to those which the Executive was entitled to receive under such plans and program; and

                  (v) The Corporation shall pay to the Executive the cost, in an amount not to exceed 20% of Executive's annual base salary in effect immediately prior to the termination of her employment of professional services rendered to Executive within six months following termination of her employment, as and when such costs are incurred.

         (b) For purposes of this Agreement, "Good Reason" shall mean:

                  (i) The assignment of duties to the Executive by the Corporation which (A) are materially different from the Executive's duties on the date hereof, or (B) result in the Executive having significantly less authority and/or responsibility than she has on the date hereof, without her express written consent;


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                  (ii) The failure to nominate Executive for re-election to the
Board of Directors or, as long as Executive is a director, the failure of the Board of Directors to elect her to the position of Chairman;

                  (iii) The removal of the Executive from or any failure to re-elect her to the position of Chief Executive Officer of the Corporation, except in connection with a termination of her employment by the Corporation for Cause or by reason of the Executive's disability;

                  (iv) A reduction by the Corporation of the Executive's base salary, as the same may have been increased from time to time;

                  (v) The failure of the Corporation to provide the Executive with substantially the same fringe benefits (including paid vacations) that were provided to her immediately prior to the date hereof; or

                  (vi) The failure of the Corporation to obtain the assumption of and-agreement to perform this Agreement by any successor as contemplated in
Section 10(c) hereof.

         (c) Resignation by the Executive for Good Reason shall be communicated by a written Notice of Resignation to the Corporation. A "Notice of Resignation" shall mean a notice which shall indicate the specific provision(s) in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for a resignation for Good Reason.

         (d) If within thirty (30) days after any Notice of Resignation is given the Corporation notifies the Executive that a dispute exists concerning the resignation for Good Reason and that it is requesting arbitration pursuant to
Section 20, the Corporation shall continue to pay the Executive her full salary and benefits as described in Sections 4 and 5, as and when due and payable, at least until such time as a final decision is reached by the panel of arbitrators. If Good Reason for termination by the Executive is ultimately determined not to exist, then all sums paid by the Corporation to the Executive, including but not limited to the cost to the Corporation of providing the Executive such fringe benefits, from the date of such resignation to the date of the resolution of such dispute shall be promptly repaid by the Executive to the Corporation with interest at the rate charged from time to time by the Corporation to its most substantial customers for unsecured extensions of credit.

         A failure by the Corporation to notify the Executive that a dispute exists concerning the resignation for Good Reason within thirty (30) days after any Notice of Resignation is given shall constitute a final waiver by the Corporation of its right to contest either that such resignation was for Good Reason or its obligations to the Executive under Section 8(a) hereof.

         9. RESIGNATION - TERMINATION FOR CAUSE:

         (a) The Board of Directors of the Corporation may, in its sole discretion, terminate the Executive's employment for Cause. For the purposes of this Agreement, "Cause" shall mean the occurrence of either of the following:


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                  (i) The Executive's conviction of, or plea of guilty or nolo contendere to, a felony or a crime of falsehood or involving moral turpitude; or

                  (ii) The willful failure by the Executive to substantially perform duties for the Corporation (other than a failure resulting from the Executive's incapacity as a result of disability) which willful failure results in demonstrable material injury and damage to the Corporation. Notwithstanding the foregoing, the Executive's employment shall not be deemed to have been terminated for Cause if this termination took place as a result of

                           (A) Questionable judgment on the part of the
                  Executive;

                           (B) Any act or omission believed by the Executive in
                  good faith to have been in or not opposed to the best interests of the Corporation; or

                           (C) Any act or omission in respect of which a
                  determination could properly be made that the Executive met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses under either the Corporation's Articles of Incorporation or the laws of Virginia as in effect at the time of the act or omission.

         No act or omission to act on the Executive's behalf in reliance upon an opinion of counsel to the Corporation or counsel to the Executive shall be deemed to be willful. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to her a copy of a certification by a majority of the non-officer members of the Board of Directors of the Corporation finding that, in the good faith opinion of such majority, the Executive was guilty of conduct which is deemed to be Cause and specifying the particulars thereof in detail, after reasonable notice to the Executive and an opportunity for her, together with her counsel, to be heard before such majority.

         (b) Termination of the Executive's employment by the Corporation for Cause pursuant to Section 9(a) shall be communicated by written Notice of Termination to the Executive. A "Notice of Termination" shall mean a notice which shall indicate the specific termination provision(s) in this Agreement relied upon and shall set forth with particularity the facts and circumstances claimed to provide a basis for termination of employment for Cause under the provision so indicated.

         If within ninety (90) days after any Notice of Termination is given the Executive notifies the Corporation that a dispute exists concerning the termination for Cause and that she is requesting arbitration pursuant to Section 20, the Corporation shall continue to pay the Executive her full salary and benefits as described in Sections 4 and 5, as and when due and payable, at least until such time as a final decision is reached by the panel of arbitrators. If a termination for Cause by the Corporation is challenged by the Executive and the termination is ultimately determined to be justified, then all sums paid by the Corporation to the Executive pursuant to this Section 9(b), plus the cost to the Corporation of providing the Executive such fringe benefits from the date of such termination to the date of the resolution of such dispute, shall be promptly repaid by the Executive to the Corporation with interest at the rate charged from time to time by the Corporation, to its most substantial customers for unsecured lines of credit. Should it



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ultimately be determined that a termination by the Corporation pursuant Section
9(a) was not justified, then the Executive shall be entitled to retain all sums paid to her pending the resolution of such dispute and she shall be entitled to receive, in addition, the payments and other benefits provided for in Section 8(a).

         A failure by the Executive to notify the Corporation that a dispute exists concerning the termination for Cause within ninety (90) days after the Notice of Termination is given shall constitute a final waiver by the Executive of her right to contest that such termination was for Cause.

         (c) In the event that Executive resigns from or otherwise voluntarily terminates her employment by the Corporation, or her employment by the Corporation's wholly owned subsidiary, Southern Financial Bank, at any time (except a termination for Good Reason pursuant to Section 8 hereof), or if the Corporation rightfully terminates the Executive's employment for Cause, this Agreement shall terminate upon the date of such resignation or termination of employment for Cause, and (subject to Section 9(b)) the Corporation thereafter shall have no obligation to make any further payments under this Agreement, provided that the Executive shall be entitled to receive any benefits, insured or otherwise, that she would otherwise be eligible to receive under any benefit plans of the Corporation or any affiliate of the Corporation.

         (d) Notwithstanding Section 9(c), at any time after December 31, 2002, the Executive may resign as Chief Executive Officer and terminate her full-time employment by the Corporation. For sixty (60) months following such a resignation, the Corporation shall continue to pay to Executive the salary in effect at the time of her resignation; provided, however, that such payments shall cease immediately if at any time during such sixty (60) month period the Executive (i) resigns from, or refuses to stand for election to, the Corporation's Board of Directors, for any reason other than disability (ii) refuses to serve as Chairman of the Corporation's Board of Directors or (iii) directly or indirectly engages in a Competitive Business (as defined in Section
13).

         10. LITIGATION - OBLIGATIONS - SUCCESSORS:

         (a) If litigation shall be brought or arbitration commenced to challenge, enforce or interpret any provision of this Agreement, and such litigation or arbitration does not end with judgment in favor of the Corporation, the Corporation hereby agrees to indemnify the Executive for her reasonable attorney's fees and disbursements incurred in such litigation or arbitration, and hereby agrees to pay post-judgment interest on any money judgment obtained by the Executive calculated at the rate charged from time to time by the Corporation, to its most substantial customers for unsecured lines of credit from the date that payment(s) to her should have been made under the judgment to date of payment.

         (b) The Corporation's obligation to pay the Executive the compensation and benefits and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Corporation may have against her or anyone else. All amounts payable by the Corporation hereunder shall be paid without notice or demand.



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Except as expressly provided in Sections 8(d) and 9(b), each and every payment made hereunder by the Corporation shall be final and the Corporation will not seek to recover all or any part of such payment from the Executive or from whosoever may be entitled thereto, for any reason whatsoever. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise.

         (c) The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation, or either one of them, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in its entirety. Failure of the Corporation to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to the compensation described in Section 8(a). As used in this Agreement, "Corporation" shall mean Southern Financial Bancorp, Inc. and any successor to its respective business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 10(c) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

         11. LIMITATION OF BENEFITS:

         If the independent accountants serving as auditors for the Corporation on the date of a Change of Control (or the Internal Revenue Service upon examination of the tax returns of the Corporation or the Executive) determine that some or all of the payments or benefits scheduled under this Agreement (other than payments under Section 8(a)) as well as any other payments or benefits contingent on a Change of Control, constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the Code) and any regulations thereunder, thereby resulting in a loss of an income tax deduction by the Corporation or the imposition of an excise tax on the Executive under Section 4999 of the Code (the "Excise Tax"), then the payments scheduled under this Agreement (other than payments under Section 8(a)) may be reduced to one dollar less than the maximum amount which may be paid without causing any such payment or benefit to be nondeductible and subject to the Excise Tax. If the Executive elects to reduce her payments or benefits, she may designate which payments or benefits will be reduced.

         However, if it is determined that any payments made by the Corporation to the Executive pursuant to Section 8(a) of this Agreement are parachute payments within the meaning of Section 280G of the Code and subject to the Excise Tax, the Corporation shall pay to the Executive an additional sum (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes imposed with respect to such Gross-up Payment (including any income taxes, FICA taxes and excise taxes and any interest and penalties imposed thereon) the Executive retains an amount equal to the Excise Tax (including any interest and penalties thereon) that would have been avoided if the payments under Section 8(a) had not been treated as parachute payments.

         12. CONFIDENTIALITY/NONDISCLOSURE. Executive covenants and agrees that any and all information concerning the customers, businesses and services of the Corporation of which she has knowledge or access as a result of her association with the Corporation in any capacity, shall be deemed confidential in nature and shall not, without the proper written consent of the Corporation, be directly or indirectly used, disseminated, disclosed


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or published by Executive to third parties other than in connection with the usual conduct of the business of the Corporation. Such information shall expressly include, but shall not be limited to, information concerning the Corporation's trade secrets, business operations, business records, customer lists or other customer information. Upon termination of employment the Executive shall deliver to the Corporation all originals and copies of documents, forms, records or other information, in whatever form it may exist, concerning the Corporation or its business, customers, products or services. In construing this provision it is agreed that it shall be interpreted broadly so as to provide the Corporation with the maximum protection. This Section 13 shall not be applicable to any information which, through no misconduct or negligence of Executive, has previously been disclosed to the public by anyone other than Executive.

         13. COVENANT NOT TO COMPETE. During the term of this Agreement and throughout any further period that she is an officer or employee of the Corporation, and for a period of twenty-four (24) months from and after the date that Executive is (for any reason) no longer employed by the Corporation or for a period of twenty-four (24) months from the date of entry by a court of competent jurisdiction of a final judgment enforcing this covenant in the event of a breach by Executive, whichever is later, Executive covenants and agrees that she will not, directly or indirectly, either as a principal, agent, Executive, employer, stockholder, co-partner or in any other individual or representative capacity whatsoever: (i) engage in a Competitive Business anywhere within a ten (10) mile radius of any office operated by the Corporation on the date the Executive's employment terminates; or (ii) solicit, or assist any other person or business entity in soliciting, any depositors or other customers of the Corporation to make deposits in or to become customers of any other financial institution conducting a Competitive Business; or (iii) induce any individuals to terminate their employment with the Corporation or its Affiliates. As used in this Agreement, the term "Competitive Business" means all banking and financial products and services that are substantially similar to those offered by the Corporation on the date that the Executive's employment terminates. Notwithstanding the foregoing, this Section 13 shall not apply if Executive's employment terminates after a Change of Control.

         14. INJUNCTIVE RELIEF, DAMAGES, ETC. The Executive agrees that given the nature of the positions held by Executive with the Corporation, that each and every one of the covenants and restrictions set forth in Sections 12 and 13 above are reasonable in scope, length of time and geographic area and are necessary for the protection of the significant investment of the Corporation in developing, maintaining and expanding its business. Accordingly, the parties hereto agree that in the event of any breach by Executive of any of the provisions of Sections 12 or 13 that monetary damages alone will not adequately compensate the Corporation for its losses and, therefore, that it may seek any and all legal or equitable relief available to it, specifically including, but not limited to, injunctive relief and the Executive shall be liable for all damages, including actual and consequential damages, costs and expenses, including legal costs and actual attorneys' fees, incurred by the Corporation as a result of taking action to enforce, or recover for any breach of, Section 12 or Section 13. The covenants contained in Sections 12 and 13 shall be construed and interpreted in any judicial proceeding to permit their enforcement to the maximum extent permitted by law. Should a court of competent jurisdiction determine that any provision of the covenants and restrictions set forth in
Section 13 above is unenforceable as being overbroad as to time, area or scope, the court may strike the offending provision or reform such provision to


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

substitute such other terms as are reasonable to protect the Corporation's legitimate business interests.

         15. NOTICES: For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Executive:      2954 Burrland Lane
                                            The Plains, Virginia 20198

                  If to the Corporation:    Southern Financial Bancorp, Inc.
                                            37 E. Main Street
                                            Warrenton, Virginia 22186

or at such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         16. MODIFICATION - WAIVERS - APPLICABLE LAW: No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by the Executive and on behalf of the Corporation by such officer as may be specifically designated by the Board of Directors of the Corporation. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provision or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Virginia.

         17. INVALIDITY - ENFORCEABILITY: The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         18. SUCCESSOR RIGHTS: This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amounts would still be payable to her hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to her devisee, legatee or other designee or, if there is no such designee, to her estate.



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         19. HEADINGS: Descriptive headings contained in this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision hereof.

         20. ARBITRATION: Any dispute, controversy or claim arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators, in Richmond, Virginia in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. The Corporation shall pay all administrative fees associated with such arbitration. Judgement may be entered on the arbitrator's award in any court having jurisdiction. Unless otherwise provided in the rules of the American Arbitration Association, the arbitrators shall, in their award, allocate between the parties the costs of arbitration, which shall include reasonable attorneys' fees and expenses of the parties, as well as the arbitrator's fees and expenses, in such proportions as the arbitrators deem just.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.


                                            "EXECUTIVE"


ATTEST: /s/ Karoline D. Morris           By:    /s/ Georgia S. Derrico
       -----------------------------        -----------------------------------
                                                    Georgia S. Derrico



                                         SOUTHERN FINANCIAL BANCORP, INC.

ATTEST: /s/ Karoline D. Morris           By:    /s/ Richard P. Steele
       -----------------------------        -----------------------------------
                                                   AUTHORIZED OFFICER



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